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Exhibit 16.2



November 11, 1998

Chief Accountant
SECPS Letter File, Mail Stop 11-3
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of AvalonBay Communities, Inc.'s Form 8-K dated November 11, 1998 and are in agreement with the statements contained in the first two paragraphs therein.




Yours very truly,

/s/ PricewaterhouseCoopers LLP







cc: Mr. Thomas J. Sargeant
    Chief Financial Officer
    AvalonBay Communities, Inc.
    2900 Eisenhower Avenue, Suite 300
    Alexandria, VA 22314